Exhibit 10.15

Tripos, Inc.

1994 STOCK PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

Address:

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price Per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option: Incentive Stock Option

Term: 10 Years

Expiration Date:

Vesting Schedule: This Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter.

Termination Period: This Option may be exercised for three months after termination of the Optionee's employment or consulting relationship with the Company. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In the event of the Optionee's change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II. AGREEMENT

1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of the Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

In the event of a Change in Control of the Company, as defined below, all Options outstanding under this Option Agreement on such date shall be exercisable in full without regard to the Vesting Schedule set out in the Notice of Grant. "Change in Control" shall mean the occurrence of any of the following events: (i) a merger, consolidation or reorganization of the Company in which the Company does not survive as an independent entity; (ii) a sale of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; (iv) the first purchase of shares of Common Stock of the Company pursuant to a tender or exchange offer for more than 20% of the Company's outstanding shares of Common Stock; or (v) any change in control of a nature that, in the opinion of the Board of Directors, would be required to be reported under the federal securities laws; provided that such a change in control shall be deemed to have occurred if (1) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election of any director, who was not a director at the beginning of the period, was approved by a vote of at least 70% of the directors then still in office who were directors at the beginning of the period.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be any of the following, or a combination thereof, at the election of the Optionee:

(a) cash; or

(b) check; or

(c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option.

(i) Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee undergoes a change of status from Employee to Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status.

(b) Disposition of Shares.

(i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	Tripos, Inc.
___________________________	By: _______________________
Signature	Title: President and CEO
Print Name
Residence Address
______________________________
______________________________

CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

_______________________
Spouse of Optionee

EXHIBIT A

Tripos, Inc.

1994 STOCK PLAN

EXERCISE NOTICE

Tripos, Inc.
1699 South Hanley Road
St. Louis, MO 63144
Attention: Secretary

1. Exercise of Option. Effective as of today, ______________, the undersigned ("Purchaser") hereby elects to purchase __________ shares (the "Shares") of the Common Stock of Tripos, Inc. (the "Company") under and pursuant to the 1994 Stock Plan (the "Plan") and the Stock Option Agreement dated ______________, (the "Option Agreement"). The purchase price for the Shares shall be $____________, as required by the Option Agreement.

2. Delivery of Payment. Purchases herewith delivers to the Company the full purchase price for the Shares.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement: Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by Missouri law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:
PURCHASER:	Tripos, Inc.
_________________________	By:______________________
Signature _________________	Title:_____________________
Print Name________________
Residence Address	1699 South Hanley Road
_________________________	St. Louis, MO 63144